                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                          __________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          __________________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION  305(b)(2) _______
                          __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

             New York                                13-3818954
    (Jurisdiction of incorporation               (I. R. S. Employer
     if not a U. S. national bank)              Identification Number)

         114 West 47th Street                        10036-1532
          New York,  New York                        (Zip Code)
         (Address of principal
           executive offices)

                          --------------------------
                        NEXTLINK Communications, L.L.C.
                            NEXTLINK Capital, Inc.
              (Exact name of OBLIGOR as specified in its charter)

               Washington                             91-1678465
               Washington                            91-1716062
      (State or other jurisdiction of            (I. R. S. Employer
       incorporation or organization)            Identification No.)

           155 108th Avenue NE                        98004
          Bellevue, Washington
(Address of principal executive offices)           (Zip code)

                          __________________________
                    12-1/2% Senior Notes due April 15, 2006
                      (Title of the indenture securities)

                                    GENERAL



1.  GENERAL INFORMATION
    -------------------

  Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System). Federal Deposit Insurance Corporation, Washington, D. C.
               New York State Banking Department, Albany, New York

          (b) Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.


2.  AFFILIATIONS WITH THE OBLIGOR
    -----------------------------

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

       NEXTLINK Communications, L.L.C. and NEXTLINK Capital, Inc. is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not
     required under General Instruction B.

16.  LIST OF EXHIBITS
     ----------------

    T-1.1  --  Organization Certificate, as amended, issued by the
               State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
               33-97056).

    T-1.2  --  Included in Exhibit T-1.1.

    T-1.3  --  Included in Exhibit T-1.1.

    T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture
               Reform Act of 1990 (Registration No. 33-97056).

    T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

    T-1.7 A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                     NOTE

     As of May 9, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             _____________________

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 9th day of May, 1996.


     UNITED STATES TRUST COMPANY OF
       NEW YORK, Trustee


          /s/ Patricia Stermer
By:  _______________________________________

                                                                   EXHIBIT T-1.1
                               STATE OF NEW YORK
                              Banking Department

        Know all Men by these Presents, Whereas the organization certificate of NEW U.S. TRUST COMPANY OF NEW YORK of New York, New York has heretofore been duly approved and said NEW U.S. TRUST COMPANY OF NEW YORK has complied with the provisions of Chapter 2 of the Consolidated Laws,

       Note Therefore, I NEIL D. LEVIN, as Superintendent of Banks of the State of New York, do hereby authorize the said NEW U.S. TRUST COMPANY OF NEW YORK to transact the business of a Trust Company at 114 West 47th Street, Borough of Manhattan, City of New York within this State.

       In Witness Whereof, I have hereunto set my hand and affixed the official seal of the Banking Department, this 30th day of August in the year one thousand nine hundred and ninety-five.


                                                Neil D. Levin
                                                Superintendent of Banks


                                                By: /s/ Carmine M. Tenga
                                                    ----------------------------
                                                    Carmine M. Tenga
                                                    Deputy Superintendent

                               State of New York
                              Banking Department

        I, CARMINE M. TENGA, Deputy Superintendent of Banks of the State of New York, do hereby certify that I have caused the annexed copy of the Organization Certificate for NEW U.S. TRUST COMPANY OF NEW YORK--filed in the Office of the Superintendent of Banks on August 14, 1995, to be compared by a competent clerk with the original on file in the Banking Department, and the same is a correct copy of said certificate and of the whole thereof.


                                   IN WITNESS WHEREOF, I have hereunto
                                   set my hand and affixed the official seal of the Banking Department at New York, NY, this 25th day of August, 1995.


                                   /s/ Carmine M. Tenga
                                   -----------------------------------
                                   Deputy Superintendent of Banks

                           ORGANIZATION CERTIFICATE
                                      OF
                      "NEW U.S. TRUST COMPANY OF NEW YORK"

                   Received this 15th day of February, 1995.

                                      /s/
                           -------------------------
                        Deputy Superintendent of Banks

            Filed for examination this 21st day of February, 1995.

                                      /s/
                           --------------------------
                        Deputy Superintendent of Banks

                 Conditionally approved by the Banking Board,
                at a meeting held on the 2nd day of March, 1995.

                                      /s/
                          ---------------------------
                        Secretary of the Banking Board

                              Approved and filed
                        this 14th day of August, 1995.

                                      /s/
                          --------------------------
                        Deputy Superintendent of Banks

                            Filed in the office of

                   -----------------------------------------

                     this ________ day of _________, 1995.

                    --------------------------------------

                           Recorded in the office of

                     ------------------------------------

                    this ________ day of _________, 1995.

                  ==========================================

                           ORGANIZATION CERTIFICATE
                                      OF
                      New U.S. Trust Company of New York


        We, the undersigned all being of full age, all of us being citizens of the United States and five of us being residents of the State of New York, having associated ourselves together for the purpose of forming a trust company under and pursuant to the Banking Law of the State of New York, do hereby certify:

        FIRST. That the name by which the corporation is to be known is New U.S. Trust Company of New York.

        SECOND. That the place where its principal office is to be located is 114 West 47th Street, New York, NY 10036.

        THIRD. That the amount of its capital stock is to be Fourteen million, nine hundred ninety-five thousand, one hundred and forty-five Dollars ($14,995,145) and the number of shares into which such capital stock is to be divided is 2,999,029 with a par value of $5 each.*/
                                                 -
        FOURTH. The shares are not to be classified as preferred and common.

        If the shares are to be so classified,

        (a) The number and par value of shares to be included in each class are as follows:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

        (b) All the designations, preferences, privileges and voting powers of the shares of each class, and the restrictions or qualifications thereof are as follows:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

*/  Of the total capital stock, 100 shares are issued and outstanding, and the
- -   balance of the shares are being held in reserve and will be issued immediately after the transfer of the assets and liabilities from United States Trust Company of New York to New U.S. Trust Company of New York.

                                    BY-LAWS
                                      OF
                      NEW U.S. TRUST COMPANY OF NEW YORK


                                   ARTICLE I

                                 Stockholders
                                 ------------

        SECTION 1.1. Annual Election of Directors. The annual election of
                     -----------------------------
Directors of New U.S. Trust Company of New York (the "Trust Company") shall be held at the principal office of the Trust Company in the City of New York within the first four months of each calendar year at such time as may be designated by the Board of Directors (the "Board").

        SECTION 1.2. Special Meetings of Stockholders. Special meetings of
                     ---------------------------------
stockholders may be called by the Board, the Chairman of the Board (the "Chairman"). Such meetings shall be held at such time and at such place, within or without the State of New York, as the Board or the officer calling the meeting may designate.

        SECTION 1.3. Notice and Record Date. The Secretary shall, not less than
                     -----------------------
ten nor more than fifty days before each annual election of Directors and any special meeting of stockholders, give written notice of such annual election or special meeting to the stockholders entitled to vote thereat, directed to each such stockholder at his address as it appears on the record of stockholders, or at such address as such stockholder may have filed with the Secretary, and stating the date, hour and place of the annual election or special meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and that the notice is being issued by or at the direction of the person or persons calling the meeting. For the purpose of determining the stockholders entitled to notice of or to vote at any election of Directors or meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty days nor less than ten days before the date of such election or meeting, nor more than fifty days prior to any other action.

   SECTION 1.4. Voting; Proxies. Each stockholder of record shall be entitled to
                ---------------
one vote for each share of capital stock standing in his name on the record of stockholders. Every stockholder entitled to vote may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact and filed with the Secretary.

   SECTION 1.5. Quorum and Vote of Stockholders. The holders of a majority of
                --------------------------------
the shares entitled to vote thereat shall constitute a quorum at any annual election of Directors or special meeting of stockholders. At all special meetings of stockholders, a quorum being present, all matters, except as otherwise provided by law, shall be authorized by a majority of the votes cast at the meeting by the stockholders entitled to vote thereon. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.


                                  ARTICLE II

                              Board of Directors
                              -------------------

   SECTION 2.1. Number. The affairs of the Trust Company shall be managed by
                ------
the Board, consisting of such number of Directors, not less than thirteen nor more than thirty, as may from time to time be fixed by resolution adopted by a majority of the Directors then in office.

   SECTION 2.2. Qualifications. No person shall be eligible for election or
                ---------------
qualified to remain in office as a Director who shall have attained the age of seventy-two years, and any Director in office shall retire as such upon attaining the age of seventy-two years.

   SECTION 2.3. Classification and Term. The Board shall be classified into
                ------------------------
three classes as nearly equal as may be, with the terms of office of one class expiring each year on the date of the annual election of Directors. At each annual election of Directors, the successors to the Directors of the class whose term expires in that year shall be elected Directors for a term of three years, but each

Director, of whatever class, shall hold office until his successor shall have been elected and shall qualify. In case of any increase in the number of Directors, the Board shall designate the class or classes in which the additional Directors shall be included, but the additional Directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

        SECTION 2.4. Election. The Directors to be elected at any annual
                     ---------
election of Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Every election of Directors shall be by ballot.

        SECTION 2.5. Regular Meetings of the Board. Regular monthly meetings of
                     ------------------------------
the Board shall be held at least ten times a year provided, however, that during any three consecutive calendar months the Board shall meet at least twice at such time and at such place, within or without the State of New York, as may be fixed by the Board from time to time. Within fifteen days after the annual election of Directors, the Board shall hold a regular meeting, which shall be designated as the Annual Meeting of the Board for the election of officers as provided in Section 6.1 and for the transaction of other business. No notice need be given for regular meetings of the Board.

        SECTION 2.6. Special Meetings of the Board. Special meetings of the
                     ------------------------------
Board may be called at any time by the Chairman, the President or a Vice Chairman, and the Secretary shall call a special meeting at the written request of any three Directors. The Secretary shall give notice of the date, hour and place (which may be within or without the State of New York) of any special meeting by mailing or delivering the same at least two days before the meeting, or by telegraphing or telephoning the same at least one day before the meeting, to each Director.

        SECTION 2.7. Quorum and Voting. One-third of the entire Board, but in no
                     ------------------
event less than five Directors, shall constitute a quorum for the transaction of business and, except as otherwise required by law, the vote of a majority of the Directors present at the time of the vote, if a quorum is then present, shall be the act of the Board.

        SECTION 2.8. Meetings by Telephone. Any one or more members of the Board
                     ----------------------
or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting. The minutes of such meeting shall indicate which members participated by telephone or similar communications equipment.

        SECTION 2.9. Vacancies. Vacancies (including vacancies resulting from an
                     ----------
increase in the number of Directors) shall be filled for the unexpired term by election by the stockholders, except that vacancies not exceeding one-third of the entire Board may be filled for the unexpired term by the affirmative vote of a majority of the Directors then in office.

        SECTION 2.10. Reports and Minutes. At each regular meeting of the Board
                      --------------------
there shall be submitted a report of the business of the Trust Company and such other reports as may be required by law or by regulatory authorities. Regular minutes of the proceedings of the Board shall be kept and shall be open for inspection by any Director.

        SECTION 2.11. Honorary Directors. The Board may appoint any former
                      -------------------
Director to be an Honorary Director to remain so at the pleasure of the Board. Honorary Directors may be invited to attend and participate in discussions at meetings of the Board or any committee of the Board, but shall not be entitled to vote or be eligible to serve as a member of any committee of the Board. Each Honorary Director shall receive such reasonable compensation as the Board may fix from time to time.

        SECTION 2.12. Compensation of Directors. Directors who are not officers
                      --------------------------
of the Trust Company shall be entitled to such compensation for their services as Directors or as members of any committee, and shall be entitled to such fees for attendance at meetings of the Board or of committees, as the Board may fix from time to time. Nothing herein shall preclude any Director from serving the Trust Company is any other capacity and receiving compensation therefor.

                                  ARTICLE III
                              Executive Committee
                              -------------------

    SECTION 3.1. Membership and Authority. The Board by resolution adopted by a
                 ------------------------
majority of the entire Board, may designate from among its members an Executive Committee, consisting of not less than five Directors, including the Chief Executive Officer, which shall have all the authority of the Board when the Board is not in session, except as may be otherwise provided by law or limited by a resolution of the Board. The Executive Committee shall designate one of its members to preside at meetings of the Committee. The Board may designate one or more Directors as alternate members of the Executive Committee who may replace any absent members at any meeting of such Committee. The Executive Committee shall serve at the pleasure of the Board.

    SECTION 3.2. Regular Meetings. Regular meetings of the Executive Committee
                 ----------------
shall be held at such time and at such place, within or without the State of New York, as the Committee may fix from time to time, and no notice thereof need be given. The Executive Committee shall meet at least once in each thirty day period during which the Board does not meet.

    SECTION 3.3. Special Meetings. Special meetings of the Executive Committee
                 ----------------
may be called at any time by the Chairman or the President or, in their absence a Vice Chairman, and shall be called upon the written request of any two members of the Committee. Notice of special meeting shall be given as provided in
Section 2.6 for special meetings of the Board.

    SECTION 3.4. Quorum and Voting. A majority of the members of the Executive
                 -----------------
Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Committee present at the time of the vote, if a quorum is then present, shall be the act of the Committee.

    SECTION 3.5. Minutes. Regular minutes of the proceedings of the Executive
                 --------
Committee shall be kept and shall be open for inspection by any Director. Minutes of the meetings of the Executive Committee held since the previous meeting of the Board shall be submitted at the next regular meeting of the Board.

                                  ARTICLE IV

                         Examining and Audit Committee
                         -----------------------------

        SECTION 4.1. Number and Election. The Board, by resolution adopted by a
                     --------------------
majority of the entire Board, may designate from among its members an Examining and Audit Committee consisting of not less than three Directors who are not also officers of the Trust Company, one of whom shall be designated by the Board as Chairman of such Committee.

        SECTION 4.2. Meetings. The Examining and Audit Committee shall meet at
                     ---------
least four times each fiscal year and shall also meet at other times on call of its Chairman.

        SECTION 4.3. Duties and Powers. The Examining and Audit Committee shall
                     ------------------
conduct examinations of the affairs of the Trust Company as required by law or as directed by the Board and shall have supervision over the activities of the Auditor. The Examining and Audit Committee shall review the examinations of the Trust Company made by any regulatory authority and report to the Board on its recommendations with respect thereto and shall report to the Board such other matters as it deems advisable with respect to the Trust Company, its various departments and the conduct of its affairs. In the performance of its duties, the Examining and Audit Committee may employ or retain, from time to time, such independent experts and assistance as it may find necessary or convenient.


                                   ARTICLE V

                               Other Committees
                               ----------------

        The Board may appoint, from time to time, such other committees consisting of Directors, officers or other persons and having such powers, duties and functions in the management, or relating to the business and affairs, of the Trust Company as the Board may determine. Each such committee shall serve at the pleasure of the Board, or in the case of any committee appointed by the Chief Executive Officer, at the pleasure of the Chief Executive Officer. A majority of the members of any such committee may determine its rules of order and procedure and the time and place of its meetings, unless the Board, or in the case of a committee appointed by the Chief Executive Officer, the Chief Executive Officer, shall otherwise provide. The Board, or in the case of any committee appointed by the Chief Executive Officer, the Chief Executive Officer, may fill any vacancy in a committee and may designate one or more persons as alternate members of a committee who may replace any absent member or members at any meeting of such committee.


                                  ARTICLE VI

                                   Officers
                                   --------

        SECTION 6.1. Officers. The officers of the Trust Company shall be a
                     ---------
Chairman of the Board, a President, one or more Vice Chairman of the Board, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President, Senior Vice President or by some other special designation), a Secretary, a Treasurer, a Comptroller and an Auditor. The Chairman, the President, the Vice Chairman, Executive Vice Presidents (each of the foregoing officers being referred to hereinafter as an "Executive Officer"), one or more other Vice Presidents and such other officers, if any, as the Board may determine, shall be elected by the Board at the Annual Meeting of the Board. The Board shall from time to time appoint the other officers provided for in these By-Laws and such additional officers as it may determine. In addition, the Chairman, or in his absence the President, may appoint one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Comptrollers or Assistant Auditors and other officers below the rank of Vice President with such titles and duties as may be specified upon appointment. Vacancies in the offices of any officers so elected or appointed shall be filled in the manner prescribed in these By-Laws for election or appointment to such offices.

        SECTION 6.2. Chairman of the Board; President. The Chairman and the
                     ---------------------------------
President shall be elected from among the members of the Board, and one of them shall be designated by the Board as Chief Executive Officer. The Chief Executive Officer shall have general supervision of the business and affairs of the Trust Company which shall in every case be subject to the direction and control of the Board. The Chairman, or in his absence the President, shall preside at all meetings of the stockholders and of the Board.

    SECTION 6.3. Duties of Officers. Officers shall participate in the
                 -------------------
management of the business and affairs of the Trust Company as directed, and in the order of seniority as determined, by the Board. They shall perform such duties as may be assigned to them by the Board, the Chief Executive Officer or any officer authorized by the Board or the Chief Executive Officer to do so, or as may be prescribed by law or by these By-Laws.

    SECTION 6.4. Secretary. The Secretary shall keep the minutes of all meetings
                 ---------
of the Board and of the Executive Committee, shall have custody of the corporate seal, shall give notices of meetings required by these By-Laws, shall perform such other duties as may be assigned to him from time to time by the Board or the Chief Executive Officer and, in general, shall perform those duties incident to the office of Secretary. In the absence of the Secretary, an Assistant Secretary shall have the authority to perform the duties of the Secretary.

    SECTION 6.5. Treasurer. The Treasurer shall have responsibility for the care
                 ----------
and custody of all monies, funds and other property of the Trust Company which may come into his hands, shall perform such other duties as may be assigned to him from time to time by the Board or the Chief Executive Officer and, in general, shall perform those duties incident to the office of Treasurer.
In the absence of the Treasurer, an Assistant Treasurer shall have the authority to perform the duties of the Treasurer.

    SECTION 6.6. Comptroller. The Comptroller shall exercise general supervision
                 ------------
over all accounting functions of the Trust Company, including preparation of its required tax returns and reports to supervisory authorities. He shall be responsible to the Chief Executive Officer and may report directly to the Board or to the Executive Committee on such matters as in his judgment should be brought to their attention. In the absence of the Comptroller, an Assistant Comptroller shall have the authority to perform the duties of the Comptroller.

    SECTION 6.7. Auditor. The Auditor shall exercise supervision over the
                 -------
Auditing Department, and shall review and evaluate all existing controls and procedures and be responsible for reporting on the adequacy of controls, systems and protective procedures and devices to insure the accuracy of records and the safety of assets owned or managed by the Trust Company. He shall be responsible to


                                      16
the Chief Executive Officer and to the Board. The Auditor shall report directly to the Board, the Executive Committee or the Examining and Audit Committee on such matters as in his judgment should be brought to their attention.

        SECTION 6.8. Removal of Officers. All officers may be removed, or their
                     -------------------
authority may be suspended, with or without cause, by the Board or the Executive Committee, except that the Chairman and the President may be removed, or their authority suspended, with or without cause, only by the Board. Officers appointed by the Chairman or the President may be removed, or their authority suspended, with or without cause, by the Chairman, or in his absence the President.

        SECTION 6.9. Agents and Employees. All other agents and employees of the
                     ---------------------
Trust Company shall be appointed, their duties prescribed and their compensation fixed, by the Chairman or the President, or any officer authorized to do so by either of them.

                                  ARTICLE VII

                              Signing Authorities
                              -------------------

        Real property owned by the Trust Company in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board.

        Subject to the exceptions provided in the preceding and following paragraphs, all checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Trust Company may be signed by any Executive Officer of the Trust Company or by such other officer, employee or agent thereunto authorized by resolution of the Board, or in writing by the Chief Executive Officer, or by an officer or officers designated by him subject to such restrictions as the Chief Executive Officer shall prescribe.

        Notwithstanding the foregoing, the Auditor shall have the power to sign checks, vouchers, agreements or other documents or instruments on behalf of the Trust Company, except that the Auditor is authorized to certify in the name of, or on behalf of, the Trust Company, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification and to sign in the name of, or on behalf of, the Trust Company reports and responses to any regulatory authority.


                                 ARTICLE VIII

                         Indemnification and Security
                         ----------------------------


        SECTION 8.1. Indemnification. The Trust Company shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether or not by or in the right of the Trust Company or of any other corporation of any type or kind, whether or not formed under any law of the State of New York, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, his testator or intestate, is or was a Director or officer of the Trust Company or served any other corporation of any type or kind, whether or not formed under any law of the State of New York, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Trust Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (i) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the case of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Trust Company has consented to such settlement or other disposition and (iii) the Trust Company shall not be obligated to indemnify any person by reason of the adoption of this Section 8.1 if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Section 8.1.

        Reasonable expenses, including attorney's fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Trust Company in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the Trust Company to the extent, if any, such person is ultimately found not to be entitled to indemnification.

        Notwithstanding any other provision hereof, no repeal of this Section 8.1, or amendment hereof or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

        The Trust Company is hereby authorized, but shall not be required, to enter into agreements with any of its Directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Trust Company's failure to do so shall not in any manner affect or limit the rights provided for by this Section 8.1 or otherwise.

        For purposes of this Section 8.1, the term "Trust Company" shall include any legal successor to the Trust Company, including any corporation which acquires all or substantially all of the assets of the Trust Company in one or more transactions. For purposes of this Section 8.1, the Trust Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Trust Company or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

        The rights granted pursuant to or provided by the foregoing provision of this Section 8.1 shall be in addition to and shall not be exclusive of any other right to indemnification and expenses to which any person may otherwise be entitled under any statute, rule, regulation, certificate of incorporation or other organization certificate, by-law, agreement or otherwise.

        SECTION 8.2. Security. The Board may from time to time require any
                     ---------
officer or employee to give security for the faithful performance of his duties.

                                  ARTICLE IX

                                 Capital Stock
                                 -------------

        SECTION 9.1. Certificates of Stock. Certificates of stock shall be
                     ----------------------
signed by the Chairman, a Vice Chairman, the President or a Vice President and the Secretary or an Assistant Secretary and may bear the seal of the Trust Company or a facsimile thereof. Signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust Company with the same effect as it he were such officer at the date of issue.

        SECTION 9.2. Lost or Mutilated Certificates. In case any certificate for
                     -------------------------------
shares of stock of the Trust Company shall be destroyed, mutilated, lost or stolen, the Trust Company may in its discretion issue a new certificate for a like number of shares in replacement thereof. Before a new certificate is issued, the applicant for a replacement certificate shall be required to furnish evidence satisfactory to the Trust Company of the destruction, mutilation, loss or theft of such stock certificate and indemnity acceptable to the Trust Company, and in case of mutilation shall deposit the mutilated certificate with the Trust Company.


                                   ARTICLE X

                                Corporate Seal
                                --------------

        The Board shall provide a corporate seal for the Trust Company which any officer shall have the power to affix to papers requiring a seal to attest the same.

                                  ARTICLE XI

                                  Fiscal Year
                                  -----------

        The fiscal year of the Trust Company shall begin on the first day of January in each calendar year and end on the last year of December next following.

                                  ARTICLE XII

                             Amendment of By-Laws
                             --------------------

        The By-Laws may be adopted, amended or repealed by the Board, or by vote of the stockholders at the time entitled to vote in the election of any Director. Any By-Law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon.

                               State of New York
                              Banking Department

        I, CARMINE M. TENGA, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE, the annexed certificate entitled "CERTIFICATE OF AMENDMENT OF ORGANIZATION CERTIFICATE OF NEW U.S. TRUST COMPANY OF NEW YORK UNDER SECTION 8005 OF THE BANKING LAW", dated August 29, 1995, providing for a change of name from NEW U.S. TRUST COMPANY OF NEW YORK to UNITED STATES TRUST COMPANY OF NEW YORK.

        Witness, my hand and official seal of the Banking Department at the City of New York, this 1st day of September in the Year of our Lord one thousand nine hundred and ninety-five.


                                   /s/ Carmine M. Tenga
                                   -----------------------------------
                                   Deputy Superintendent of Banks

                        CERTIFICATE OF AMENDMENT OF THE
                          ORGANIZATION CERTIFICATE OF
                      NEW U.S. TRUST COMPANY OF NEW YORK
                     UNDER SECTION 8005 OF THE BANKING LAW

        1. The name of the corporation is New U.S. Trust Company of New York (the "Corporation").

        2. The organization certificate was filed by the Superintendent of Banks on August 14, 1995.

        3. Article First of the Organization Certificate, which now provides that the Corporation's name is "New U.S. Trust Company of New York", is hereby amended, effective upon the closing date of the transaction between U.S. Trust Corporation ("USTC") and The Chase Manhattan Corporation ("Chase") pursuant to which Chase will acquire the processing businesses of USTC, to read as follows:

        "FIRST. That the name by which the corporation is to be known is United States Trust Company of New York."

        4. The foregoing amendment was authorized by vote of all the outstanding shares of the Corporation on August 29, 1995, pursuant to Banking Law Section 6015.

        IN WITNESS WHEREOF, we have made, signed and sealed on this 29 day of August, 1995.

                                             NEW U.S. TRUST COMPANY OF
                                             NEW YORK,

                                               by          /s/
                                                 __________________________
                                                 Name: Jeffrey S. Maurer
                                                 Title: President

                                               by
                                                             /s/
                                                  _________________________
                                                  Name: Carol A. Strickland
                                                  Title: Secretary

STATE OF NEW YORK,   )
                     ) ss.:
COUNTY OF NEW YORK,  )


        JEFFREY S. MAURER, being duly sworn, deposes and says that he is the president of New U.S. Trust Company of New York and that he has read the foregoing Certificate of Amendment of the Organization Certificate and knows the contents thereof to be true.

                                             /s/
                                     ---------------------------------
                                            Jeffrey S. Maurer


Sworn to before me this
29th day of August, 1995


/s/ Edward R. Muirhead
- -------------------------
      Notary Public

     [copy cut off]   are to be reserved for issuance in exchange for preferred
 shares or otherwise to replace any capital stock represented by preferred shares is none.

        FIFTH. The name, place of residence and citizenship of each incorporator, and the number of shares subscribed for by each are:

                                                    No. of
    Full name          Residence      *Citizenship  Shares
- -----------------     -----------     ------------  ------
Samuel C. Butler      New York, NY      New York       0
Antonia M. Grumbach   New York, NY      New York       0
Jeffery S. Maurer     Great Neck, NY    New York       0
H. Marshall Schwarz   New York, NY      New York       0
Frederick B. Taylor   Purchase, NY      New York       0
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------
- -----------------     -----------     ------------  ------

- --------
   * If a citizen of New York or a contiguous state, insert name of such state.

        SIXTH. The term of existence of the corporation is to be perpetual.

        SEVENTH. The number of directors is to be not less than five nor more than thirty.

        EIGHTH. The names of the incorporators who shall be the directors until the first annual meeting of stockholders are:

                      Samuel C. Butler        Antonia M. Grumbach
- ------------------    ---------------------   -------------------
Jeffery S. Maurer     H. Marshall Schwarz     Frederick B. Taylor
- ------------------    ---------------------   -------------------
- ------------------    ---------------------   -------------------
- ------------------    ---------------------   -------------------
- ------------------    ---------------------   -------------------

        NINTH. The corporation is to exercise the powers conferred by Section 100 of the Banking Law.

        IN WITNESS WHEREOF, We have made, signed and acknowledged this certificate in duplicate, this 13th day of February 1995.


                                                Samuel C. Butler
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------


 STATE OF NEW YORK  |
                    |  ss.:
County of New York  |


        On this 13th day of February 1995 personally appeared before me

                         Samuel C. Butler
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
to me known to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.


                                                /s/ Mary Ann Skobla
                                                -------------------------------

(Attach County Clerk's certificate authenticating signature of Notary Public who makes acknowledgements.)

        NINTH. The corporation is to exercise the powers conferred by Section 100 of the Banking Law.

        IN WITNESS WHEREOF, We have made, signed and acknowledged this certificate in duplicate, this 13th day of February 1995.


                                                Antonia M. Grumbach
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------


STATE OF NEW YORK    }
                     }  ss.:
County of New York   }


        On this 13th day of February 1995 personally appeared before me

                       Antonia M. Grumbach
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
to me known to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.


                                                /s/ Elizabeth E. Shepp
                                                -------------------------------

(Attach County Clerk's certificate authenticating signature of Notary Public who makes acknowledgements.)

        NINTH. The corporation is to exercise the powers conferred by Section 100 of the Banking Law.

        IN WITNESS WHEREOF, We have made, signed and acknowledged this
certificate in duplicate, this       day of            19   .


                                                /s/ Jefferey S. Maurer
                                                /s/ H. Marshall Schwarz
                                                /s/ Frederick B. Taylor
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------


STATE OF NEW YORK    }
                     }  ss.:
County of            }


        On this 14th day of February 1995 personally appeared before me

Jeffery S. Maurer      -------------------   -------------------
H. Marshall Schwarz    -------------------   -------------------
Frederick B. Taylor    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
- -------------------    -------------------   -------------------
to me known to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.


                                                /s/ Phyllis Goldberg
                                                -------------------------------

(Attach County Clerk's certificate authenticating signature of Notary Public who makes acknowledgements.)

State of New York     )
                      ) ss.:                                   ---------------
County of New York    )

        I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court of the State of New York, in and for the County of New York, a Court of Record, having by law a seal,
        DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that
                                        /s/
________________________________________________________________________________

whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgement or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his official character, with his autograph signature has been filed in my office; that at the time of taking such proof, acknowledgement or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine.

        IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal this

__________________________________
FEE PAID $3.00
                                                   /s/
                                   --------------------------------------------
                                   County Clerk and Clerk of the Supreme Court,
                                   New York County






State of New York     )
                      ) ss.:                                   ---------------
County of New York    )

        I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court of the State of New York, in and for the County of New York, a Court of Record, having by law a seal,
        DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that

                                  /s/
________________________________________________________________________________

whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgement or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his official character, with his autograph signature has been filed in my office; that at the time of taking such proof, acknowledgement or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine.

        IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal this

__________________________________
FEE PAID $3.00
                                                   /s/
                                   --------------------------------------------
                                   County Clerk and Clerk of the Supreme Court,
                                   New York County

State of New York     )
                      ) ss.:                                   ---------------
County of New York    )

        I, GLORIA D'AMICO, Clerk of the County of Queens, and Clerk of the Supreme Court in and for said county, the same being a court of record having a seal, DO HEREBY CERTIFY THAT

                            /s/
- --------------------------------------------------------------------------------
whose name is subscribed to the annexed original instrument has been commissioned and qualified

as a NOTARY PUBLIC ___________________________________________________________

- ------------------------------------------------------------------------------

and has filed his autograph signature in this office and that he/she was at the time of taking such proof or acknowledgment or oath duly authorized by the laws of the State of New York to take the same; that he is well acquainted with the handwriting of such public officer or has compared the signature on the certificate of proof or acknowledgment or oath with the autograph signature filed in his office by such public officer, and he believes that the signature on the original instrument is genuine.
        IN WITNESS WHEREOF, I have hereunto set my hand and my official seal this

__________________ day of _________________, 19 ____

                                                     /s/
                                      ----------------------------------------
                                            County  Clerk, Queens County

  EXHIBIT T-1.6
  -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK


     /s/ Gerard F. Ganey
By: --------------------
     S/Gerard F. Ganey
    Senior Vice President

                                                          EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               DECEMBER 31, 1995
                  ------------------------------------------
                               ($ IN THOUSANDS)

ASSETS
- ------
Cash and Due from Banks                        $   86,275

Short-Term Investments                                 50

Securities, Available for Sale                    676,970

Loans                                           1,257,372
Less:  Allowance for Credit Losses                 13,254
                                               ----------
     Net Loans                                  1,244,118
Premises and Equipment                             57,692
Other Assets                                      129,999
                                               ----------
     TOTAL ASSETS                              $2,195,104
                                               ==========

LIABILITIES
- -----------
Deposits:
     Non-Interest Bearing                      $  471,642
     Interest Bearing                           1,306,996
                                               ----------
         Total Deposits                         1,778,638

Short-Term Credit Facilities                      114,789
Accounts Payable and Accrued Liabilities          146,307
                                               ----------
     TOTAL LIABILITIES                         $2,039,734
                                               ==========

STOCKHOLDER'S EQUITY
- --------------------
Common Stock                                       14,995
Capital Surplus                                    41,944
Retained Earnings                                  96,878
Unrealized Gains on Securities Available
   for Sale (Net of Taxes)                          1,553
                                               ----------
TOTAL STOCKHOLDER'S EQUITY                        155,370
                                               ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                      $2,195,104
                                               ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/ Richard E. Brinkmann
- -------------------------------
Signature of Officer

February 12, 1996
- -------------------------------
Date